Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-228916 on Form S-3 and Registration Statements Nos. 333-96957, 333-98319, 333-103229 and 333-191116 on Form S-8 of Plumas Bancorp and Subsidiary of our report dated March 3, 2021, relating to our audit of the consolidated financial statements, which appear in this Form 10-K.

/s/ Eide Bailly LLP

San Ramon, California

March 3, 2021